Exhibit 23

We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan of our report dated June 22, 2010, with respect to the financial statements and related schedule(s) of the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2009 and 2008.

/s/ Meaden & Moore, Ltd

Cleveland, Ohio

June 22, 2010